EXHIBIT 99.2

ROWAN COMPANIES, INC.
LAND RIG FLEET AND CONTRACT STATUS
As of December 15, 2005

ONSHORE RIGS (a)
				Maximum		Contract Status
		Horsepower		Drilling			Estimated
Name	Type	Drawworks	Mud Pumps	Depth (feet)	Location	Customer	Duration (c)

Rig 7 (d)	Mechanical	2,000	2,600	18,000	Texas	not marketed
Rig 9	Diesel electric	3,000	3,200	25,000	Louisiana	Anadarko	January 2007
Rig 12	SCR diesel electric	2,000	2,600	18,000	Louisiana	Cimarex	January 2006
Rig 14 (b)	AC electric	3,000	3,200	35,000	Texas	Newfield	November 2006
Rig 15 (b)	AC electric	3,000	3,200	35,000	Texas	Marathon	April 2006
Rig 18 (b)	SCR diesel electric	2,100	4,400	35,000	Texas	Anadarko	January 2007
Rig 26 (b)	SCR diesel electric	2,000	4,800	25,000	Louisiana	Noble Energy	March 2006
Rig 29	Mechanical	1,500	2,600	18,000	Louisiana	Anadarko	January 2006
Rig 30 (b)(d)	AC electric	2,000	2,600	25,000	Texas	Centurion	December 2006
Rig 31 (b)	SCR diesel electric	3,000	4,400	35,000	Louisiana	Noble Energy	December 2005
Rig 33	SCR diesel electric	1,500	3,200	18,000	Texas	Hunt	February 2006
Rig 34 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Anadarko	January 2007
Rig 35	SCR diesel electric	1,500	4,400	18,000	Louisiana	Anadarko	January 2007
Rig 41 (b)	SCR diesel electric	2,000	3,200	25,000	Texas	Newfield	March 2007
Rig 51 (b)	SCR diesel electric	2,000	4,400	25,000	Louisiana	McMoRan	February 2006
Rig 52 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	October 2006
Rig 53 (b)	SCR diesel electric	2,000	4,400	25,000	Oklahoma	Marathon	April 2006
Rig 54 (b)	SCR diesel electric	2,000	4,400	25,000	Texas	Newfield	April 2007

Rig 59 (b)	AC electric	2,000	3,200	25,000	TBD	Dominion	1stQ 2008
Rig 60 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	1stQ 2009
Rig 61 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	1stQ 2008
Rig 62 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	1stQ 2009
Rig 63 (b)	AC electric	2,000	3,200	25,000	TBD	Anadarko	1stQ 2008
Rig 64 (b)	AC electric	2,000	3,200	25,000	TBD	Cabot	2ndQ 2008
Rig 65 (b)	AC electric	2,000	3,200	25,000	TBD	Pioneer	2ndQ 2009
Rig 66 (b)	AC electric	2,000	3,200	25,000	TBD	Petro-Quest	2ndQ 2009

(a) Most of the rigs were constructed at various dates between 1960 and 1982, utilizing new as well as used equipment, and have since been substantially rebuilt. Construction of Rigs 51, 52 and 53 was completed during 2001 and Rig 54 in 2002. Rigs 59, 60, 61, 62, 63, 64, 65 and 66 will be delivered during the first and second quarter of 2006.

(b) Unit equipped with a top-drive drilling system

(c) Indicates estimated completion date of work to be performed

(d) Rigs 7 is not being actively marketed. Rowan's investment in and ongoing costs associated with this rig is not significant.

Note - Current contracted day rates range from $18,000 to $25,000.

Disclaimer:
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT
INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE,
AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.